For Immediate Release:	June 2, 2014

Investor Relations Contact:	Media Relations Contact:
Marliese L. Shaw	Adam J. Jeamel
EVP, Investor Relations Officer	VP, Corporate Communications
Rockville Bank: A Division of United Bank	Rockville Bank: A Division of United Bank
860-291-3622	860-291-3765
mshaw@rockvillebank.com	ajeamel@rockvillebank.com

J. Jeffrey Sullivan to Depart United Financial Bancorp, Inc.
Dena M. Hall becomes Western Mass Regional President
& Michael T. Moriarty is now EVP, Western Mass Commercial Banking Executive

June 2, 2014 (Glastonbury, Conn.): United Financial Bancorp, Inc. (NASDAQ: UBNK) today announced that J. Jeffrey Sullivan, President and member of the Board of Directors, is leaving the Company to pursue other professional interests.

In addition, Crawford announced that Dena M. Hall of Westfield, Massachusetts has been promoted to Western Massachusetts Regional President for United Bank and Michael T. Moriarty of West Springfield, Massachusetts will be Executive Vice President, Western Massachusetts Commercial Banking Executive. In these roles, Hall and Moriarty will leverage their strong professional and personal ties in the Greater Springfield area to build on the Bank’s commitment to its customers, employees and the communities that United has served for 100 years.

“I want to thank Jeff for his commitment to United Bank over the past 12 years and his effort in helping us achieve a successful legal close of our merger,” said William H.W. Crawford, IV, CEO of United Bank and United Financial Bancorp, Inc. “Jeff has enjoyed a long career in banking and demonstrated a strong personal and professional commitment to Springfield and Western Massachusetts. All of us who have had the opportunity to work with Jeff wish him well in his future endeavors.”

“On behalf of myself and the Board of Directors, I wish to express our appreciation to Jeff for his commitment and contributions to United Bank over the years. He has been instrumental in bringing our Bank to the position it is in today,” said Robert A. Stewart, Jr., Chairman of the Board of Directors of United Bank and United Financial Bancorp, Inc.

“The full Board enthusiastically supports Bill Crawford’s leadership of United Bank and is confident that both he and the exceptional senior management team we have created will guide the institution to continued success in the future.”
“With the merger between these two great community banks complete, I felt that now is the right time to pursue other interests,” said Jeff Sullivan.  “I am very thankful to have had the opportunity to work with so many wonderful people at United Bank over the past 12 years, both in the workplace and out in the community. I have a lot of confidence that United’s leadership team, coupled with the hardworking and talented employees I’ve enjoyed working with for more than a decade, will unquestionably make United Bank the premier community bank in New England.”

Prior to the merger between United Bank of West Springfield, Massachusetts and Rockville Bank of Glastonbury, Connecticut, Sullivan was Chief Operating Officer of United Bank and the former Head of Commercial Banking. He also served as Executive Vice President and Chief Lending Officer of the Bank until November 2012. Before joining United Bank in 2003, he worked for The Bank of Western Massachusetts and BayBank.

The Bank has no plans to fill the President position. Also, no decision has been made to fill the vacant seat on the Board of Directors. That decision will be addressed by the Board’s Governance Committee.

“With Jeff’s departure, it was very important for us to maintain strong executive leadership in the Greater Springfield market. We are very excited to have the opportunity to rely on Dena and Mike to take on an enhanced role for us within the Company and in the community,” said Crawford. “Both have been top performers in the banking industry for many years and are natural choices to lead United in this important market for us.”

In addition to her leading role as Western Massachusetts Regional President for United Bank, Hall will continue to serve as Chief Marketing Officer for the Bank and President of the United Bank Foundation. She has nearly 20 years of experience in bank marketing and charitable giving.  She came to United Bank in 2005 after serving as Assistant Vice President, Marketing for Woronoco Savings Bank (now Berkshire Bank) and Executive Director of the Woronoco Savings Charitable Foundation in Westfield, Massachusetts. Hall worked previously for the Community Foundation of Western Massachusetts.

Hall was named one of the Springfield region’s top young business and community leaders by Business West Magazine in its inaugural Forty Under 40 List in 2007 and was named the Business Woman of the Year by the Westfield Chamber of Commerce.  Hall is a member of the Board of Trustees for the Baystate Health Systems Foundation as well as a member of the Westfield Re-Development Authority and the Western Massachusetts Corporate Funder’s Forum. She is the Chairwoman of the Capital Campaign Scheduling Committee of Greater Springfield. Hall is a graduate of the University of Massachusetts, Amherst, the Massachusetts School for Financial Studies and the National School of Banking and Finance at Fairfield (CT) University.

Moriarty, who previously held the title of Senior Vice President and Regional Team leader for United Bank for over seven years, will take on a key role as Executive Vice President, Western Massachusetts Commercial Banking Executive. Prior to joining United Bank, Moriarty was Vice President – Commercial Lending for the Bank of Western Massachusetts. He also was Vice President – Commercial Lending for the Massachusetts Development Finance Agency. Earlier in his banking career, Moriarty was a Bank Examiner with the Office of the Commissioner of Banks in Massachusetts. He earned a Bachelor of Science degree from Merrimack College and a MBA from Western New England College. He is also a graduate of the Stonier National Graduate School of Banking, American Bankers Association.

Moriarty’s involvement in various civic and community organizations is wide-ranging. The list includes former President and Treasurer of the Chicopee Boys and Girls Club; former President and Treasurer of The Gray House, Inc. of Springfield; actively involved with the West Springfield Boys & Girls Club, Inc.; member of Rotary International of Chicopee; Treasurer and Board Member for Human Resources Unlimited, a non-profit human service provider in Springfield; Board Member for the St. Thomas the Apostle School in West Springfield; and former Board member of the Chicopee Visiting Nurse Association.

Hall’s and Moriarty’s new roles with the Company became effective this week.

About United Financial Bancorp, Inc.
United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Central Connecticut and Western Central Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and approaching $5.0 billion in assets. Through the merger, Rockville Financial, Inc. completed the acquisition of United Financial Bancorp, Inc. The combined Company, known as United Financial Bancorp, Inc., trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”.

For more information about legacy United Bank’s services and products, call (866) 959-BANK and for information about legacy Rockville Bank’s services and products, call (860) 291-3600 or visit www.thenewunitedbank.com for more information about both banks. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com.

To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit: https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.